Rackspace Announces Record Growth in Second Quarter 2014
SAN ANTONIO - August 11, 2014 - Rackspace® Hosting, Inc. (NYSE: RAX), the #1 managed cloud company, announced financial results for the quarter ended June 30, 2014.
Net revenue for the second quarter of 2014 was $441 million, up 4.8 percent from the previous quarter and 17 percent from the second quarter of 2013. Net revenue for the second quarter of 2014 was positively impacted by currency exchange rates when compared to the previous quarter by $1.9 million and positively impacted when compared to the second quarter of 2013 by $9.9 million.
For the third quarter of 2014, the company is forecasting quarter-over-quarter sequential net revenue growth of 3 to 4.5 percent, resulting in net revenue in the range of $454 million to $461 million.
"This was a record quarter for Rackspace,” said Graham Weston, Chairman and CEO of Rackspace. “We added thousands of new customers, including one of our largest ever, and we saw solid growth from existing customers like Under Armour, SunPower and Alex and Ani. We generated a company record $20 million in incremental revenue in the quarter and revenue per server was an all time high. Total revenue grew 4.3 percent on a constant currency basis, which was the highest rate of growth that we’ve generated since the fourth quarter of 2012.”

Total server count in the second quarter of 2014 increased to 107,657, up from 106,229 servers at the end of the previous quarter.
Adjusted EBITDA(1) for the quarter was $142 million, a 1.5 percent increase compared to the first quarter of 2014. Adjusted EBITDA margin for the quarter was 32.1 percent compared to 33.2 percent in the previous quarter.
The company expects Adjusted EBITDA margin to be in the range of 31 to 33 percent in the third quarter of 2014.
Net income was $22 million for the quarter, down 11.8 percent from the previous quarter. Net income margin for the quarter was 5.1 percent compared to 6.0 percent for the previous quarter.
Cash flow from operating activities was $125 million for the second quarter of 2014. Capital expenditures were $112 million, including $65 million for purchases of customer gear, $14 million for data center build outs, $7 million for office build outs and $27 million for capitalized software and other projects.
Adjusted Free Cash Flow(1) for the quarter was $26 million. Return on Capital(1) was 10.0 percent in the second quarter, compared to 11.4 percent in the previous quarter. Average monthly revenue per server was $1,375, compared to $1,336 in the previous quarter.
At the end of the second quarter of 2014, cash and cash equivalents were $340 million, and interest-bearing debt including capital lease obligations totaled $42 million.
On a worldwide basis, Rackspace employed 5,798 Rackers as of June 30, 2014, up from 5,743 in the previous quarter.

Rackspace Business Highlights

•
Rackspace announced its managed cloud strategy for delivering public cloud services to market, including enhanced service levels and a more transparent service-based pricing model. Rackspace also created developer+™, a new program for developers that offers essential services needed to build scalable applications. This strategy focuses on Rackspace's historical strength working with businesses and developers who want a strong partner to help design, manage and scale their cloud operations.

•
Gartner, Inc. placed Rackspace in the Leaders quadrant of the “Magic Quadrant for Cloud-Enabled Managed Hosting” in both North America and Europe. The Gartner assessment evaluates providers based on the completeness of their vision and their ability to execute. Rackspace was among the 17 providers assessed by Gartner, and one of only two in the Leaders quadrant in North America. In Europe, the firm analyzed 17 providers and Rackspace was one of seven in the Leaders quadrant.

•
Rackspace launched OnMetal™ Cloud Servers to reduce cloud complexity and help cloud applications scale. These API-driven bare metal servers can be spun up as quickly as virtual machines. OnMetal Cloud Servers are designed for customers with rapidly growing infrastructure footprints who value the agility and elasticity of cloud along with the simplicity and cost-efficiency of colocation.

•
ObjectRocket demonstrated Automated Online Compaction and its rapid-deployment API at MongoDB World and extended its free backup service to MongoDB databases hosted with any provider. ObjectRocket offers MongoDB users a one-click, automated compaction solution, effectively eliminating the need for what can be a difficult and time consuming manual database maintenance process. Automated Online Compaction allows MongoDB instances to be compacted online and in the background on the ObjectRocket platform.

•
Rackspace was named the sixth “best place to work” in the U.K. in the large company category of the U.K.'s 2014 Great Place to Work Awards. This is the 10th consecutive year that Rackspace has been recognized by the Great Place to Work Awards. The awards seek to identify companies with highly committed individuals who help their organization achieve its business objectives and consistently go the extra mile. In addition, the award looks for companies whose leadership team ensures that each employee feels trusted and supported. The award's objective is to recognize a sense of camaraderie and a desire to work for growth, attributes that Rackspace openly demonstrates.

Conference Call and Webcast

Rackspace's executive management will host a conference call to discuss the results for the second quarter of 2014 starting today at 4:30 p.m. ET.
To access the conference call from the United States and Canada, please dial 800-786-0540, from the United Kingdom, please dial 0800-496-0445, and from Hong Kong, please dial 800-900-872.

A live webcast and a replay of the conference call will be available on Rackspace's website, located at ir.rackspace.com.

About Rackspace Hosting

Rackspace (NYSE: RAX) is the #1 managed cloud company. Its technical expertise and Fanatical Support® allow companies to tap the power of the cloud without the pain of hiring experts in dozens of complex technologies. Rackspace is also the leader in hybrid cloud, giving each customer the best fit for its unique needs -- whether on single- or multi-tenant servers, or a combination of those platforms. Rackspace is the founder of OpenStack®, the open-source operating system for the cloud. Headquartered in San Antonio, Rackspace serves more than 200,000 business customers from data centers on four continents. It ranks 29th on Fortune's list of 100 Best Companies to Work For. For more information, visit www.rackspace.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Rackspace Hosting could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements concerning expected operational and financial results, long-term investment strategies, growth plans, expected results from the integration of technologies and acquired businesses, or the performance or market share relating to products and services; any statements of expectation or belief; and any statements or assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include infrastructure failures; the deterioration of economic conditions or fluctuations, disruptions, instability or downturns in the economy; the effectiveness of managing company growth; technological and competitive factors; regulatory factors; and other risks that are described in Rackspace Hosting's Form 10-K for the year ended December 31, 2013, filed with the SEC on March 3, 2014, and in Rackspace Hosting’s Form 10-Q for the quarter ended June 30, 2014. Except as required by law, Rackspace Hosting assumes no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contact:

Investor Relations:	Media Relations:
Jessica Drought	Brandon Brunson
210-312-4191	210-312-1357
ir@rackspace.com	brandon.brunson@rackspace.com

Consolidated Statements of Income
(Unaudited)

	Three Months Ended			Six Months Ended
(In thousands, except per share data)	June 30, 2013	March 31, 2014	June 30, 2014	June 30, 2013	June 30, 2014
Net revenue	$375,847	$421,047	$441,112	$738,047	$862,159
Costs and expenses:
Cost of revenue	117,658	140,417	145,051	231,268	285,468
Research and development (1)	23,216	25,192	29,711	41,591	54,903
Sales and marketing	52,269	57,359	60,480	102,083	117,839
General and administrative (1)	72,840	71,150	81,424	140,317	152,574
Depreciation and amortization	74,460	87,805	90,559	144,571	178,364
Total costs and expenses	340,443	381,923	407,225	659,830	789,148
Income from operations	35,404	39,124	33,887	78,217	73,011
Other income (expense):
Interest expense	(833)	(495)	(529)	(1,773)	(1,024)
Interest and other income (expense)	(303)	265	171	(104)	436
Total other income (expense)	(1,136)	(230)	(358)	(1,877)	(588)
Income before income taxes	34,268	38,894	33,529	76,340	72,423
Income taxes	11,901	13,448	11,078	26,712	24,526
Net income	$22,367	$25,446	$22,451	$49,628	$47,897

Net income per share
Basic	$0.16	$0.18	$0.16	$0.36	$0.34
Diluted	$0.16	$0.18	$0.16	$0.34	$0.33

Weighted average number of shares outstanding
Basic	138,011	141,048	142,079	139,463	141,558
Diluted	142,178	143,815	144,093	144,180	143,910

(1)
Certain reclassifications have been made to amounts previously reported for the three and six months ended June 30, 2013 in order to conform to the current period's presentation. For more information, refer to our Form 10-Q for the quarter ended June 30, 2014.

Consolidated Balance Sheets

(In thousands)	December 31, 2013	June 30, 2014
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$259,733	$340,344
Accounts receivable, net of allowance for doubtful accounts and customer credits of $3,891 as of December 31, 2013 and $4,672 as of June 30, 2014	123,898	130,911
Deferred income taxes	12,637	11,769
Prepaid expenses	30,782	27,239
Other current assets	11,918	7,470
Total current assets	438,968	517,733

Property and equipment, net	890,776	972,830
Goodwill	81,084	81,084
Intangible assets, net	23,880	20,043
Other non-current assets	57,089	56,285
Total assets	$1,491,797	$1,647,975

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$122,047	$147,285
Accrued compensation and benefits	62,459	65,700
Income and other taxes payable	11,388	18,578
Current portion of deferred revenue	22,868	20,742
Current portion of capital lease obligations	37,885	25,639
Current portion of debt	1,861	1,108
Total current liabilities	258,508	279,052

Non-current liabilities:
Deferred revenue	3,662	2,506
Capital lease obligations	25,048	14,982
Finance lease obligations for assets under construction	—	36,262
Debt	124	18
Deferred income taxes	69,729	54,645
Deferred rent	43,046	47,693
Other liabilities	36,268	41,620
Total liabilities	436,385	476,778

COMMITMENTS AND CONTINGENCIES

Stockholders' equity:
Common stock	141	143
Additional paid-in capital	636,660	696,109
Accumulated other comprehensive income (loss)	(4,536)	3,901
Retained earnings	423,147	471,044
Total stockholders’ equity	1,055,412	1,171,197
Total liabilities and stockholders’ equity	$1,491,797	$1,647,975

Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended			Six Months Ended
(in thousands)	June 30, 2013	March 31, 2014	June 30, 2014	June 30, 2013	June 30, 2014
Cash Flows From Operating Activities
Net income	$22,367	$25,446	$22,451	$49,628	$47,897
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	74,460	87,805	90,559	144,571	178,364
Loss (gain) on disposal of equipment, net	(15)	228	(69)	225	159
Provision for bad debts and customer credits	1,301	1,813	1,454	2,361	3,267
Deferred income taxes	(8,444)	(10,119)	(8,975)	(1,891)	(19,094)
Deferred rent	1,519	2,256	2,113	5,484	4,369
Share-based compensation expense	13,315	12,732	17,265	25,498	29,997
Excess tax benefits from share-based compensation arrangements	(11,898)	(15,100)	(13,221)	(16,197)	(28,321)
Changes in certain assets and liabilities:
Accounts receivable	(7,220)	3,870	(12,990)	(13,488)	(9,120)
Prepaid expenses and other current assets	5,081	3,337	3,918	(556)	7,255
Accounts payable and accrued expenses	12,473	30,251	21,745	15,535	51,996
Deferred revenue	823	(2,110)	(1,411)	2,065	(3,521)
All other operating activities	2,437	1,250	1,698	6,757	2,948
Net cash provided by operating activities	106,199	141,659	124,537	219,992	266,196

Cash Flows From Investing Activities
Purchases of property and equipment	(119,836)	(84,953)	(114,044)	(225,377)	(198,997)
Acquisitions, net of cash acquired	—	—	—	(6,203)	—
All other investing activities	(380)	455	1,173	(372)	1,628
Net cash used in investing activities	(120,216)	(84,498)	(112,871)	(231,952)	(197,369)

Cash Flows From Financing Activities
Principal payments of capital leases	(16,612)	(12,586)	(10,959)	(35,550)	(23,545)
Principal payments of notes payable	(846)	(52)	(847)	(897)	(899)
Payments for deferred acquisition obligations	(59)	(57)	(56)	(1,238)	(113)
Receipt of Texas Enterprise Fund grant	—	5,500	—	—	5,500
Common shares withheld for employee withholding taxes	—	(13,620)	—	—	(13,620)
Proceeds from employee stock plans	4,686	2,122	12,631	6,400	14,753
Excess tax benefits from share-based compensation arrangements	11,898	15,100	13,221	16,197	28,321
Net cash provided by (used in) financing activities	(933)	(3,593)	13,990	(15,088)	10,397

Effect of exchange rate changes on cash and cash equivalents	(625)	534	853	(1,961)	1,387

Increase (decrease) in cash and cash equivalents	(15,575)	54,102	26,509	(29,009)	80,611

Cash and cash equivalents, beginning of period	278,627	259,733	313,835	292,061	259,733

Cash and cash equivalents, end of period	$263,052	$313,835	$340,344	$263,052	$340,344

Supplemental Cash Flow Information:
Non-cash purchases of property and equipment (1)	$(13,311)	$15,741	$(1,651)	$6,547	$14,090

(1)	Non-cash purchases of property and equipment represents changes in amounts accrued for purchases under vendor financing and other deferred payment arrangements.

Key Metrics - Quarter to Date
(Unaudited)

	Three Months Ended
(Dollar amounts in thousands, except average monthly revenue per server)	June 30, 2013	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014
Growth
Dedicated cloud, net revenue	$276,845	$280,215	$291,265	$299,689	$310,647
Public cloud, net revenue	$99,002	$108,421	$116,838	$121,358	$130,465
Net revenue	$375,847	$388,636	$408,103	$421,047	$441,112
Revenue growth (year over year)	17.8%	15.7%	15.6%	16.2%	17.4%

Net upgrades (monthly average)	1.5%	1.5%	1.1%	0.9%	1.5%
Churn (monthly average)	-0.8%	-0.8%	-0.7%	-0.6%	-0.7%
Growth in installed base (monthly average) (2)	0.7%	0.7%	0.4%	0.3%	0.8%

Number of employees (Rackers) at period end	5,272	5,450	5,651	5,743	5,798
Number of servers deployed at period end	98,884	101,967	103,886	106,229	107,657
Average monthly revenue per server	$1,298	$1,290	$1,322	$1,336	$1,375

Profitability
Income from operations	$35,404	$27,762	$27,157	$39,124	$33,887
Depreciation and amortization	$74,460	$80,753	$87,683	$87,805	$90,559
Share-based compensation expense
Cost of revenue	$2,735	$3,453	$3,877	$3,791	$4,127
Research and development	$1,813	$2,306	$2,521	$2,780	$3,293
Sales and marketing	$1,744	$2,149	$1,766	$2,091	$2,062
General and administrative	$7,023	$9,051	$9,024	$4,070	$7,783
Total share-based compensation expense	$13,315	$16,959	$17,188	$12,732	$17,265
Adjusted EBITDA (1)	$123,179	$125,474	$132,028	$139,661	$141,711

Adjusted EBITDA margin	32.8%	32.3%	32.4%	33.2%	32.1%

Operating income margin	9.4%	7.1%	6.7%	9.3%	7.7%

Income from operations	$35,404	$27,762	$27,157	$39,124	$33,887
Effective tax rate	34.7%	40.7%	22.7%	34.6%	33.0%
Net operating profit after tax (NOPAT) (1)	$23,119	$16,463	$20,992	$25,587	$22,704
NOPAT margin	6.2%	4.2%	5.1%	6.1%	5.1%

Capital efficiency and returns
Interest bearing debt	$88,434	$72,579	$64,918	$53,326	$41,747
Stockholders' equity	$933,897	$988,708	$1,055,412	$1,100,012	$1,171,197
Less: Excess cash	$(217,950)	$(223,359)	$(210,761)	$(263,309)	$(287,411)
Capital base	$804,381	$837,928	$909,569	$890,029	$925,533
Average capital base	$777,030	$821,155	$873,749	$899,799	$907,781
Capital turnover (annualized)	1.93	1.89	1.87	1.87	1.94

Return on capital (annualized) (1)	11.9%	8.0%	9.6%	11.4%	10.0%

	Three Months Ended
(Dollar amounts in thousands, except average monthly revenue per server)	June 30, 2013	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014
Capital expenditures
Cash purchases of property and equipment	$119,836	$100,496	$126,723	$84,953	$114,044
Non-cash purchases of property and equipment (3)	$(13,311)	$17,062	$(4,116)	$15,741	$(1,651)
Total capital expenditures	$106,525	$117,558	$122,607	$100,694	$112,393

Customer gear	$73,022	$73,784	$65,291	$60,688	$64,767
Data center build outs	$10,085	$12,441	$22,524	$10,963	$13,767
Office build outs	$1,683	$6,700	$14,860	$9,212	$6,857
Capitalized software and other projects	$21,735	$24,633	$19,932	$19,831	$27,002
Total capital expenditures	$106,525	$117,558	$122,607	$100,694	$112,393

Infrastructure capacity and utilization
Megawatts under contract at period end	59.6	60.0	60.0	58.1	58.1
Megawatts available for use at period end	44.4	46.9	46.9	45.3	45.4
Megawatts utilized at period end	26.0	27.0	27.4	28.1	29.0
Annualized net revenue per average Megawatt of power utilized	$59,305	$58,662	$60,015	$60,691	$61,802

(1)	See discussion and reconciliation of our Non-GAAP financial measures to the most comparable GAAP measures below.

(2)	Due to rounding, totals may not equal the sum of the line items in the table above.

(3)	Non-cash purchases of property and equipment represents changes in amounts accrued for purchases under vendor financing and other deferred payment arrangements.

Consolidated Quarterly Statements of Income
(Unaudited)

	Three Months Ended
(In thousands)	June 30, 2013	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014
Net revenue	$375,847	$388,636	$408,103	$421,047	$441,112
Costs and expenses:
Cost of revenue	117,658	127,404	133,821	140,417	145,051
Research and development	23,216	23,773	24,849	25,192	29,711
Sales and marketing	52,269	50,869	55,465	57,359	60,480
General and administrative	72,840	78,075	79,128	71,150	81,424
Depreciation and amortization	74,460	80,753	87,683	87,805	90,559
Total costs and expenses	340,443	360,874	380,946	381,923	407,225
Income from operations	35,404	27,762	27,157	39,124	33,887
Other income (expense):
Interest expense	(833)	(689)	(656)	(495)	(529)
Interest and other income (expense)	(303)	440	405	265	171
Total other income (expense)	(1,136)	(249)	(251)	(230)	(358)
Income before income taxes	34,268	27,513	26,906	38,894	33,529
Income taxes	11,901	11,202	6,108	13,448	11,078
Net income	$22,367	$16,311	$20,798	$25,446	$22,451

	Three Months Ended
(Percent of net revenue)	June 30, 2013	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014
Net revenue	100.0%	100.0%	100.0%	100.0%	100.0%
Costs and expenses:
Cost of revenue	31.3%	32.8%	32.8%	33.3%	32.9%
Research and development	6.2%	6.1%	6.1%	6.0%	6.7%
Sales and marketing	13.9%	13.1%	13.6%	13.6%	13.7%
General and administrative	19.4%	20.1%	19.4%	16.9%	18.5%
Depreciation and amortization	19.8%	20.8%	21.5%	20.9%	20.5%
Total costs and expenses	90.6%	92.9%	93.3%	90.7%	92.3%
Income from operations	9.4%	7.1%	6.7%	9.3%	7.7%
Other income (expense):
Interest expense	(0.2)%	(0.2)%	(0.2)%	(0.1)%	(0.1)%
Interest and other income (expense)	(0.1)%	0.1%	0.1%	0.1%	0.0%
Total other income (expense)	(0.3)%	(0.1)%	(0.1)%	(0.1)%	(0.1)%
Income before income taxes	9.1%	7.1%	6.6%	9.2%	7.6%
Income taxes	3.2%	2.9%	1.5%	3.2%	2.5%
Net income	6.0%	4.2%	5.1%	6.0%	5.1%
Due to rounding, totals may not equal the sum of the line items in the table above.

(1) Non-GAAP Financial Measures

Adjusted EBITDA (Non-GAAP financial measure)

We use Adjusted EBITDA as a supplemental measure to review and assess our performance. We define Adjusted EBITDA as net income, plus income taxes, total other (income) expense, depreciation and amortization, and non-cash charges for share-based compensation.

Adjusted EBITDA is a metric that is used in our industry by the investment community for comparative and valuation purposes. We disclose this metric in order to support and facilitate the dialogue with research analysts and investors.

Note that Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States (GAAP) and should not be considered a substitute for operating income, which we consider to be the most directly comparable GAAP measure. Adjusted EBITDA has limitations as an analytical tool, and when assessing our operating performance, you should not consider Adjusted EBITDA in isolation or as a substitute for net income or other consolidated income statement data prepared in accordance with GAAP. Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

See our reconciliation of Adjusted EBITDA to net income in the table below:

	Three Months Ended
(Dollars in thousands)	June 30, 2013	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014
Net revenue	$375,847	$388,636	$408,103	$421,047	$441,112

Income from operations	$35,404	$27,762	$27,157	$39,124	$33,887

Net income	$22,367	$16,311	$20,798	$25,446	$22,451
Plus: Income taxes	11,901	11,202	6,108	13,448	11,078
Plus: Total other (income) expense	1,136	249	251	230	358
Plus: Depreciation and amortization	74,460	80,753	87,683	87,805	90,559
Plus: Share-based compensation expense	13,315	16,959	17,188	12,732	17,265
Adjusted EBITDA	$123,179	$125,474	$132,028	$139,661	$141,711

Operating income margin	9.4%	7.1%	6.7%	9.3%	7.7%

Adjusted EBITDA margin	32.8%	32.3%	32.4%	33.2%	32.1%

Return on Capital (ROC) (Non-GAAP financial measure)

We define Return on Capital (ROC) as follows:

ROC = Net operating profit after tax (NOPAT)
Average capital base

NOPAT = Income from operations x (1 – effective tax rate)

Average capital base = Average of (interest bearing debt + stockholders’ equity – excess cash) = Average of (total assets – excess cash – accounts payable and accrued expenses, accrued compensation and benefits, and income and other taxes payable – deferred revenue – other non-current liabilities, deferred income taxes, deferred rent and finance lease obligations for assets under construction); calculated on a quarterly basis.

We define excess cash as the amount of cash and cash equivalents that exceeds our operating cash requirements, which is calculated as three percent of our annualized net revenue for the three months prior to the period end. We will periodically review the calculation and adjust it to reflect our projected cash requirements for the upcoming year.

We believe that ROC is an important metric for investors in evaluating our company’s performance. ROC relates after-tax operating profits with the capital that is placed into service. It is therefore a performance metric that incorporates both the Statement of Income and the Balance Sheet. ROC measures how successfully capital is deployed within a company.

Note that ROC is not a measure of financial performance under GAAP and should not be considered a substitute for return on assets, which we calculate directly from amounts on the Statement of Income and the Balance Sheet. ROC has limitations as an analytical tool, and when assessing our operating performance, you should not consider ROC in isolation or as a substitute for other financial data prepared in accordance with GAAP. Other companies may calculate ROC differently than we do, limiting its usefulness as a comparative measure.

See our reconciliation of the calculation of ROC to the calculation of return on assets in the table below:

	Three Months Ended
(Dollars in thousands)	June 30, 2013	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014
Income from operations	$35,404	$27,762	$27,157	$39,124	$33,887
Effective tax rate	34.7%	40.7%	22.7%	34.6%	33.0%
Net operating profit after tax (NOPAT)	$23,119	$16,463	$20,992	$25,587	$22,704

Net income	$22,367	$16,311	$20,798	$25,446	$22,451

Total assets at period end	$1,377,928	$1,451,769	$1,491,797	$1,566,949	$1,647,975
Less: Excess cash	(217,950)	(223,359)	(210,761)	(263,309)	(287,411)
Less: Accounts payable and accrued expenses, accrued compensation and benefits, and income and other taxes payable	(178,552)	(213,268)	(195,894)	(224,423)	(231,563)
Less: Deferred revenue (current and non-current)	(22,636)	(22,211)	(26,530)	(24,485)	(23,248)
Less: Other non-current liabilities, deferred income taxes, deferred rent, and finance lease obligations for assets under construction	(154,409)	(155,003)	(149,043)	(164,703)	(180,220)
Capital base	$804,381	$837,928	$909,569	$890,029	$925,533

Average total assets	$1,363,139	$1,414,849	$1,471,783	$1,529,373	$1,607,462
Average capital base	$777,030	$821,155	$873,749	$899,799	$907,781

Return on assets (annualized)	6.6%	4.6%	5.7%	6.7%	5.6%
Return on capital (annualized)	11.9%	8.0%	9.6%	11.4%	10.0%

Adjusted Free Cash Flow (Non-GAAP financial measure)

We define Adjusted Free Cash Flow as Adjusted EBITDA plus non-cash deferred rent, less total capital expenditures (including non-cash purchases of property and equipment), cash payments for interest, net, and cash payments for income taxes, net.

We believe that Adjusted Free Cash Flow is a performance metric used by investors to evaluate the strength and performance of a company's ongoing business. Note that Adjusted Free Cash Flow is not a measure of financial performance under GAAP and may not be comparable to similarly titled measures reported by other companies.

See our reconciliation of Adjusted Free Cash Flow to Adjusted EBITDA below, as well as our reconciliation of Adjusted EBITDA to net income provided above.

	Three Months Ended		Six Months Ended
(In thousands)	June 30, 2013	June 30, 2014	June 30, 2013	June 30, 2014
Adjusted EBITDA	$123,179	$141,711	$248,286	$281,372
Non-cash deferred rent	1,519	2,113	5,484	4,369
Total capital expenditures	(106,525)	(112,393)	(231,924)	(213,087)
Cash payments for interest, net	(775)	(520)	(1,826)	(952)
Cash payments for income taxes, net	(5,911)	(4,576)	(9,750)	(5,462)
Adjusted free cash flow	$11,487	$26,335	$10,270	$66,240